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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Number Nine Visual Technology Corporation on Form S-8 (File No. 333-04321) of our report dated April 2, 1999, on our audits of the consolidated financial statements of Number Nine Visual Technology Corporation as of January 2, 1999 and December 27, 1997, and for the years ended January 2, 1999, December 27, 1997 and December 28, 1996, which report is included in this Annual Report on Form 10-K.

                                                     PricewaterhouseCoopers LLP

March 31, 1999